CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Devonshire Trust: Structured Large Cap Value Fund, Structured Mid Cap Value Fund, Structured Large Cap Growth Fund, and Structured Mid Cap Growth Fund, which is included in Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 10, 2001

[TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., PURITAN TRUST).]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the references to our Firm under the headings "Auditor" in the Statements of Additional Information of [TRUST NAME: FUND NAMES], which are included in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
[Insert date 485(b) filing is sent to EDGAR Administrator]